                                                                   EXHIBIT 10.20



                             SUBSCRIPTION AGREEMENT


         This SUBSCRIPTION AGREEMENT, dated as of this 6th day of October, 1995 (the "Subscription Agreement"), is made and entered into by and between Dart Group Corporation, a Delaware corporation ("Dart"), and Ronald S. Haft ("RSH").

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Settlement Agreement, of even date herewith, between Dart and RSH (the "Settlement Agreement"), RSH is assigning and transferring to Dart, contemporaneously herewith, the 172,730 shares (the "Redemption Class B Shares") of Class B Common Stock, $1.00 par value per share, of Dart that RSH purchased in July 1993 (the "Purchase") from Herbert H. Haft ("HHH") and which are held of record by RSH;

         WHEREAS, HHH has filed a claim for rescission of the Purchase in Herbert H. Haft v. Ronald S. Haft, Civ. A. No. 94CA9883 (D.C. Super. Ct. 17,
1995);

         WHEREAS, pursuant to that certain Settlement Agreement, Dart is loaning $37,925,710 to RSH, and RSH is executing and delivering to Dart that certain promissory note, of even date herewith, in favor of Dart for such principal amount (the "$37 Million Note");

         WHEREAS, pursuant to the Settlement Agreement, RSH is placing all shares of Dart Class A Common Stock, $1.00 par value per share, owned by RSH (the "RSH Class A Shares") and all shares of Dart Class B Common Stock owned by RSH (the "RSH Class B Shares") in a voting trust pursuant to that certain Voting Trust Agreement, of even date herewith (the "Voting Trust Agreement"), by and among RSH, Dart and Larry G. Schrafan and Sidney B. Silverman, as Voting Trustees;

         WHEREAS, pursuant to that certain Stock and Trust Certificate Pledge Agreement, of even date herewith (the "Stock and Trust Certificate Pledge Agreement"), made by RSH in favor of the Voting Trustees, as collateral agent and bailee, for Dart and Cabot-Morgan Real Estate Company, as security for the payment and performance of RSH's obligations under the $37 Million Note and certain other obligations of RSH, RSH is pledging and granting to Dart, contemporaneously herewith, a security interest in all of his right, title and interest in and to the RSH Class A Shares, the RSH Class B Shares, 288,312 shares of Dart Class A Common Stock (the "New Class A Shares") to be issued to RSH pursuant to this Subscription Agreement, and the trust certificates issued to him under the Voting Trust Agreement;

         WHEREAS, pursuant to that certain Buy/Sell/Offering Agreement, of even date herewith (the "Buy/Sell/Offering Agreement"), between RSH and Dart, RSH may sell to Dart the RSH Class A Shares, the RSH Class B Shares and the New Class A Shares; and

         WHEREAS, pursuant to the Settlement Agreement, RSH and Dart have agreed to enter into this Subscription Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. Subscription. RSH hereby subscribes for and agrees to purchase the New Class A Shares from Dart subject to the terms and conditions hereof (the "Subscription"). Dart hereby accepts the Subscription, subject to the terms and conditions hereof, and acknowledges receipt of the Redemption Class B Shares as full consideration for the Subscription and the issuance and delivery of the New Class A Shares pursuant hereto.

         2. Board Approval. (a) Dart's obligation to issue and deliver the New Class A Shares pursuant to the Subscription is subject to the adoption by Dart's Board of Directors (the "Board") of a resolution authorizing such issuance and delivery of the New Class A Shares. Dart represents and warrants that the Executive Committee of its Board of Directors, which consists of a majority of the members of the Board, has unanimously adopted a resolution approving this Subscription Agreement and recommending that the Board promptly approve a resolution authorizing the issuance and delivery of the New Class A Shares pursuant to the Subscription.

                 (b) If the Board does not adopt a resolution authorizing the issuance and delivery of the New Class A Shares pursuant to the Subscription, or the New Class A Shares are not issued for any reason (other than as provided in Section 3 and Section 6 hereof) pursuant to the Subscription prior to a closing of any of the Simultaneous Purchase, the Put Option or the Call Option (each as defined in the Buy/Sell/Offering Agreement), then the Subscription and Dart's acceptance thereof shall automatically terminate. In such event, the amount of Twenty-Four Million One Hundred Eighty-Two Thousand Two Hundred Dollars ($24,182,200) (the "Forgiven Principal") of the outstanding principal amount of the $37 Million Note, and all interest accrued on the Forgiven Principal under the terms of the $37 Million Note, shall automatically be forgiven, and RSH shall be entitled to no other remedy or relief as a result of the termination of the Subscription.

         3. Issuance of New Class A Shares. Unless the Subscription has previously terminated pursuant to Section 2 or Section 6 of this Subscription Agreement, the New Class A Shares shall be issued and delivered pursuant to the Subscription, and Dart shall issue a stock certificate representing the New Class A Shares in the name of the Voting Trustees and deliver such certificate to the Voting Trustees, immediately upon the adoption by the Board of a resolution authorizing the issuance and delivery of the New Class A Shares pursuant to the Subscription or, if at the time the Board adopts such a resolution a preliminary or permanent injunction or other order issued by a court of competent jurisdiction is in effect prohibiting the issuance of the New Class A Shares, on the first day after the Board's adoption of such resolution on which no such injunction or order is in effect.

         4. Pledge and Repurchase of New Class A Shares. Upon the issuance of the New Class A Shares to the Voting Trustees for the benefit of RSH, such shares (without any need for further action on the part of RSH) shall be pledged to Dart pursuant to the Stock and Trust Certificate Pledge Agreement and shall be subject to the terms of the Put/Call/Offering Agreement.

         5. Restricted Securities. (a) RSH represents that he is acquiring the New Class A Shares for his own account with the present intention of holding such securities in accordance with the Voting Trust Agreement and the Buy/Sell/Offering Agreement and that he does not have any intention of selling such securities in a public distribution in violation of federal or state securities laws.

                 (b) The certificate representing the New Class A Shares will be imprinted with a legend in substantially the following form:

                          The securities represented by this certificate may not be transferred except in a transaction registered under the Securities Act of 1933, as amended, or an exemption from registration under that act. Any sale, assignment, transfer, pledge or other disposition of the shares represented by this certificate is restricted by the terms specified in
                          (i) that certain Stock and Trust Certificate Pledge Agreement, dated October 6, 1995, made by Ronald S. Haft in favor of Larry G. Schafran and Sidney B. Silverman, as collateral agents and bailees for Dart Group Corporation and Cabot-Morgan Real Estate Company, (ii) that certain Voting Trust Agreement, dated October 6, 1995, by and among Ronald S. Haft, Dart Group Corporation and Larry G. Schafran and Sidney B. Silverman, as Voting Trustees and (iii) that certain Buy/Sell/Offering Agreement, dated October 6, 1995, by and between Dart Group Corporation and Ronald S. Haft.

         6. Termination. This Subscription Agreement and the Subscription shall terminate, and the parties hereto will have no further obligations hereunder, should delivery to HHH of the Redemption Class B Shares (or substitute shares therefor) be required and made pursuant to a final judgment by a court of competent jurisdiction that HHH is the owner of the Redemption Class B Shares.

         7.      Miscellaneous.

                 (a) Notice. Notices under this Subscription Agreement shall be deemed duly given (if so given) if delivered in person, by facsimile, registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If to Dart:

                 Dart Group Corporation
                 3300 75th Avenue
                 Landover, Maryland  20785
                 Attention:  Corporate Secretary
                 Facsimile:  301-733-2707

         If to RSH:

                 Ronald S. Haft
                 2435 California Street, N.W.
                 Washington, D.C.  20008
                 Facsimile:  (202) 234-1222

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

                 (b) Further Assurances. Dart and RSH will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                 (c) Cross-Default. This Subscription Agreement, the Settlement Agreement and all agreements and documents relating thereto (collectively, the "Agreements") constitute one integrated whole. RSH agrees that a material breach by RSH under any of the Agreements shall constitute a material breach under each of the Agreements.

                 (d) Assignment. No party hereto may assign any of his/its rights or obligations under this Subscription Agreement without the prior written consent of the other party. This Subscription Agreement shall be binding upon the respective parties hereto, their heirs, executors, administrators, successors and assigns.

                 (e) Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

                 (f) Severability of Provisions. If any term, provision, covenant or restriction of this Subscription Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Subscription Agreement shall remain in full force and effect and shall not be affected, impaired or invalidated.

                 (g) Effect of Headings. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Subscription Agreement.

                 (h) Amendment in Writing. In accordance with its terms, this Subscription Agreement may be amended, but only in a writing that is signed by each of the parties hereto.

                 (i) Integration. This Subscription Agreement and the other Agreements set forth the entire understanding of the parties hereto and supersedes all prior understandings or agreements, whether written or oral, with respect to the subject matter hereof.

                 (j) Counterparts. This Subscription Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, RSH has executed and Dart has caused this Subscription Agreement to be duly executed on the day and year first above written.

                                           DART GROUP CORPORATION

                                           By /s/ Robert A. Marmon
                                              ---------------------------
                                              Robert A. Marmon
                                              Treasurer and
                                              Chief Financial Officer

                                           /s/ Ronald S. Haft
                                           ------------------------------
                                           RONALD S. HAFT